Exhibit 10.1


                      ASSET PURCHASE AND SALE AGREEMENT AND
                              TRADEMARK ASSIGNMENT

         This ASSET PURCHASE AND SALE AGREEMENT (this "Agreement") is made as of _July 28,_,2004 (the "Effective Date"), by and between DGSE Companies, Inc., as Seller ("Seller") and Silverman Group, LLC ("Buyer").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Seller desires to sell and transfer to Buyer, and Buyer desires to purchase and accept from Seller the Property (as hereinafter defined) on the terms and conditions hereinafter set forth;

         WHEREAS, the members and managers of the Buyer and the board of directors of Seller have considered and approved this Agreement and the actions contemplated in it.

         NOW, THEREFORE, in consideration of the respective covenants and agreements herein contained, the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         In addition to the other terms defined in this Agreement, the following terms for purposes of this Agreement have the meanings hereinafter specified:

         (a) "Assignment and Assumption of Contracts" has the meaning set forth in Section 7.2(b).

         (b) "Bill of Sale" has the meaning set forth in Section 7.2(a).

         (c) "Buyer Assumed Liabilities" has the meaning set forth in Section 3.2(a).

         (d) "Closing" has the meaning set forth in Section 7.1.

         (e) "Closing Date" has the meaning set forth in Section 7.1.

         (f) "Continuing Employees" has the meaning set forth in Section 4.1.

         (g) "Contracts" means any and all contracts, and equipment or other leases, entered into by the Seller in the ordinary course of business prior to the Closing Date that relate to the Property as listed on Exhibit "A" attached hereto.

         (h) "Employees" has the meaning set forth in Section 4.1.

         (i) "Liens" has the meaning set forth in Section 2.2.


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         (j)  "Property"  means  the  assets  and  the  Contracts  of  Silverman
Consultants, Inc. and all its historical liquidation and consulting affiliates including all trade and/or corporate names owned by or affiliated with Silverman Consultants, Inc. involved in the financial consultation to jewelry or other stores; services of planning and conducting in-store liquidations for others; services of consignment of inventory to augment in-store liquidations of others including SILVERMAN Jewelers Consultants, Inc., SILVERMAN Retail Consultants, Inc., Jewelers Holding Corporation, SILVERMAN Diamond Consortium LLC., Sale Away Advertising, Inc., SILVERMAN Stores of South Carolina, Inc., Jewel Cash, Inc.,
and  SILVERMAN   Holdings,   Inc  (hereinafter   collectively   referred  to  as
"Silverman") owned by the Seller and all of the goodwill and customer relationships of Silverman.

         (k) "Purchase Price" has the meaning set forth in Section 3.1.

         (l) "Seller Plans" has the meaning set forth in Section 4.1.

         (m) "Seller Retained Liabilities" has the meaning set forth in Section 3.2(b).

                                   ARTICLE II

                                 ASSET TRANSFERS

         Section 2.1 Property Transferred. In accordance with the provisions of this Agreement, at Closing Seller shall sell, convey, transfer, assign and deliver to Buyer, and Buyer shall purchase and accept, all of the Seller's right, title and interest in and to the Property as described in Schedule 2.1 attached hereto, together with all of the Seller's right, title and interest in and to the names and logo and Seller's goodwill, and specifically, the mark, "SILVERMAN" (the "Trademark") (see Exhibit "B" attached hereto and incorporated by reference). All assets not otherwise identified within this Agreement shall remain the property of the Seller, including without limitation those items specifically listed as "Excluded Assets" in Schedule 2.1(a).

         Section 2.2 Liens. The Property shall be transferred and conveyed to Buyer free of all liens, security interests, monetary obligations and other encumbrances on title (collectively "Liens"). Seller shall cause all Liens and other encumbrances on title, if any, on the Property to be released or removed at or before Closing.

                                   ARTICLE III

               PURCHASE PRICE; ASSUMPTION/RETENTION OF LIABILITIES

         Section 3.1 Purchase Price. The total purchase price (the "Purchase Price") for all the Property shall be determined based on the following:

         (a) $150,000.00 to paid by cashiers check or wire transfer at Closing; and

         (b) the balance of the Purchase Price shall be based on the actual fiscal year gross revenues of the Silverman operations from the date of Closing going forward as established in a new limited liability company organized exclusively to continue the existing Silverman business. The gross revenue shall



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be calculated  using GAAP standards and shall only apply to  commissions  earned from jewelry liquidation sales and commissions earned from the sale of third party fill in (the "Revenues"). Over a period of five (5) years commencing as of the date of Closing, Buyer shall pay to Seller the following:

         Five (5%) percent of the Revenues not to exceed $450,000.00 and not less than $250,000.00. Beginning on February 1, 2005 and extending until February 1, 2009, Buyer shall pay to Seller $20,000 every six (6) months. On each anniversary date of the Closing Buyer shall perform an accounting of the Revenues and shal pay to Seller the difference between $40,000.00 and the actual amount owed to Seller pursuant to the Revenues.

         (c) The Purchase Price shall be allocated as follows:

         fifty (50%) percent shall be allocated to Seller's goodwill and Trademark and fifty (50%) percent shall be allocated to consulting and management fees.

         Section 3.2 Assumption of Liabilities.

         (a) From and after the Closing Date Buyer shall be responsible for and agrees to pay, perform and discharge when due only those liabilities which have been incurred from the date of Closing going forward. Buyer specifically does not assume the accounts payable of Seller. Buyer will assume all liabilities and obligations under the Contracts; and

         The liabilities and obligations assumed by Buyer in accordance with this Section 3.2(a) are referred to as the "Buyer Assumed Liabilities" and as listed on Schedule 3.2(a) attached hereto .

         (b) Seller shall retain and be responsible for, and hereby agrees to pay, perform and discharge when due, the following liabilities and obligations:

                  (i) all liabilities and obligations relating to the Property, accruing before the Closing Date including Seller's accounts payable;

                  (ii) violations of any environmental, health or safety law regarding Seller's operation of the Property prior to the Closing Date.

                  (iii) those other liabilities specifically assumed by Seller in this Agreement.

         The liabilities and obligations assumed by Seller in accordance with this Section 3.2(b) are referred to as the "Seller Retained Liabilities".

         (c) The parties recognize that on the Closing Date, certain costs and expenses to be paid respectively by Seller and Buyer will only be estimated or may be unknown as to amount or specific type of obligation. Seller and Buyer shall cooperate to make all appropriate adjustments, consistent with the provisions of this Agreement. Each party shall, within five (5) days after any such written request, provide to the other party such information in its possession as may be reasonably required to make such adjustments. If any party receives any bill or claim which it believes to be the responsibility of the other party hereunder, it shall promptly submit such bill or claim to the other party and the parties shall pay their pro-rata share thereof within thirty (30) days after receipt of such bill or claim.



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

                                   ARTICLE IV

                                    EMPLOYEES

         Section 4.1 Employees; Benefits.

         (a) Immediately preceding the Closing Date, Buyer in its sole discretion may offer employment to some or all of the individuals who are employees of the Seller and relate to the Silverman operations ("Employees"). Employees who are extended and accept offers of employment from Buyer shall become employees of Buyer as of the Closing Date (the "Continuing Employees"). Buyer in its sole discretion may terminate the employment of any Continuing Employee at any time after the Closing Date.

         (b) Buyer shall not assume any obligations for any pre-Closing Date payroll expenses or taxes and for any employee benefit plan maintained by, or contributed to by, Seller ("Seller Plans") or for any other obligations of Seller to Employees. Seller will fully provide or pay for all liabilities or obligations to the Employees arising or accruing prior to the Closing Date under any payroll system, Seller Plans or any other employee benefit or compensation arrangements (including, without limitation, accrued salary, accrued bonuses or commissions, insurance, accrued vacation and severance, except as provided in
(b) above). For any Employee who ceases to be an Employee of Buyer within one month of Closing, Seller shall provide such coverage as Seller is required to provide pursuant to COBRA.

         (c) Seller will bear the cost and expense of any workers' compensation claim asserted and arising out of an injury sustained by any Employee prior to the Closing Date.

         (d) Seller shall be responsible for the costs and consequences associated with the termination of any Employee who does not become a Continuing Employee for any reason. In the event any Employee (excluding a Continuing Employee) shall be legally entitled to an amount in the nature of termination benefits or costs as a result of the termination of his or her employment with Seller in connection with the transactions contemplated by this Agreement notwithstanding that such Employee is not terminated by Buyer or does not resign from Buyer, Seller shall pay for any such benefits or costs as a result of the termination by Seller, if terminated no later than ten (10) days after Closing.

         (e) Nothing in this Agreement, expressed or implied, shall confer upon any Employee any rights or remedies, including any right to employment or continued employment for any period except as expressly provided otherwise.

         (f) Seller shall make available to Buyer, prior to Closing, personnel records and information relating to any pending disciplinary action or claim, relating to Employees, except for information that is privileged or not relevant to Buyer's hiring decisions.



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                                    ARTICLE V

                               CLOSING CONDITIONS

         Section 5.1 Conditions to Seller's Obligation. Seller's obligation to consummate this transaction is subject to the satisfaction, or Seller's written waiver, at or prior to the Closing or at such other time as specified below of each of the following conditions:

         (a) delivery of this Agreement, schedules and exhibits and items set forth in Section 7.3, in form and substance reasonably satisfactory to Seller; provided, however, the form and content of all such closing documents shall be approved by the Seller and Buyer in their reasonable discretion, and

         (b) payment of the Purchase Price;

         (c)   representations   and  warranties  of  Buyer  contained  in  this
Agreement, shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date.

         (d) Buyer shall have performed and complied with all covenants, agreements and conditions required by this Agreement and the Shareholder Agreement to be performed, observed and complied with on its part prior to or as of Closing hereunder.

         (e) No action, proceeding or order by any court or government body or agency shall have been threatened in writing, asserted, initiated or entered to restrain or prohibit the carrying out of the transaction contemplated by this Agreement.

         Section 5.2 Conditions to Buyer's Obligation. Buyer's obligation to consummate this transaction is subject to the satisfaction, or Buyer's written waiver, at or prior to Closing or at such other time as specified below of each of the following conditions:

         (a) delivery of the documents and items set forth in Section 7.2 as set forth herein, and

         (b) all representations and warranties of Seller contained in this Agreement, shall have been true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date; and

         (c) Seller shall have performed and complied with all covenants, agreements and conditions required by this Agreement to be performed, observed and complied with on its part prior to or as of Closing; and

         (d) delivery to Buyer of possession of the Property in the condition required hereby.



                                   ARTICLE VI

                          NON-COMPETE; CONFIDENTIALITY



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         Section 6.1 Covenants of Seller The Seller hereby  covenants and agrees as set forth in this Section 6.

         Section 6.2 Non-Use of Trade Names, Etc. From and after the Closing Date, the Seller will not for any reason, directly or indirectly, for themselves or any other person, without the prior written consent of the Buyer (a) use any intellectual property rights transferred pursuant to this Agreement, including, without limitation, the use of the Trademark or any variation thereof, or (b) use or disclose any intellectual property rights or any trade secrets, confidential information, know-how, proprietary information or other intellectual property herein and transferred pursuant to this Agreement or otherwise arising in connection with the operation of the Seller's business, except that the Seller, may use such rights and information and may disclose such information to the Buyer in connection with the operation of the Seller's Property by the Buyer from and after the Closing Date and to the extent that such intellectual property rights become publicly available through no fault of the Seller and if the Seller is legally compelled to disclose any such intellectual property rights, provided that the Seller provide prior written notice of any service of any request to provide such disclosure to the Buyer, and that the Seller cooperate with the Buyer to attempt to obtain an appropriate protection order or other reliable assurances that confidential treatment will be accorded to such intellectual property rights. Notwithstanding the foregoing, if the Buyer is in default pursuant to this Agreement, then the terms of this
Section 6.2 shall not be enforceable against Seller.

         Section 6.3 Non-Disclosure and Non-Competition. In order to induce the Buyer to enter into this Agreement, the Seller expressly covenants and agrees that it will not, directly or indirectly (a) disclose or furnish to any person, other than the Buyer or any of its affiliates, any proprietary information of, or confidential information concerning, the Buyer or any affiliate of the Buyer except as required by law and (b) without the express written consent of the Buyer, directly or indirectly, engage in any activity which is, or participate or invest in (other than owning less than ten percent (10%) of the securities of any publicly traded company), or provide or facilitate the provision of financing to, or assist (whether as owner, part-owner, shareholder, partner, director, officer, trustee, employee, agent or consultant, or in any other capacity), any business, organization or person which is engaged, wholly or partly, in the design, --, development, , marketing or sale of a Competing Business. For purposes of this Agreement, "Competing Business" shall mean the business of jewelry liquidation for others. Without implied limitation, the foregoing covenant shall include (i) soliciting or attempting to solicit the employment of any officer or employee of the Buyer, or any of its subsidiaries or affiliates for or on behalf of itself, any such competitor or other person,
(ii) encouraging any such officer or employee to terminate his or her relationship or employment with the Buyer, or any of its subsidiaries or affiliates for or on behalf of itself, any such competitor or any other person,
(iii) soliciting any customer or client of the Buyer, or any of its subsidiaries or affiliates for or on behalf of itself, any such competitor or any other person, and (iv) diverting any customer, client, or business opportunity of the Buyer, or any of its subsidiaries or affiliates to any other person. Additionally, the Seller will not disparage the Buyer or any of its subsidiaries or affiliates or the products or services conducted or offered by the Buyer or any of their subsidiaries or affiliates until the expiration of its other obligations under this Section 6. Notwithstanding the foregoing, if the Buyer is in default pursuant to this Agreement, then the terms of this Section 6.3 shall not be enforceable against Seller.



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                                   ARTICLE VII

                                     CLOSING

         Section 7.1 Time and Place. Subject to and in accordance with the provisions of this Agreement, and provided all conditions to the closing and consummation of this transaction (the "Closing") shall have been satisfied or waived, the Closing Date shall occur at a mutually acceptable time on or before July 30, 2004 ("Closing Date"). The Closing is anticipated to be conducted at the law offices of Buyer's counsel in Charleston, SC.

         Section 7.2 Items Delivered by Seller. At the Closing, Seller shall execute, acknowledge (where appropriate) and deliver to Buyer the following:

         (a) bill of sale (the "Bill of Sale") attached hereto as Exhibit "C", providing for the transfer to Buyer of the Assets; and

         (b) an assignment and assumption of the Contracts (the "Assignment and Assumption of Contracts") attached hereto as Exhibit "D" assigning to Buyer the interest in the Contracts being assigned and assumed, subject, however, to the rights of the other party to the each of the Contracts to approve the assignment thereof to Buyer. The Assignment of Contracts shall include a mutual indemnity and hold harmless provision pursuant to which the Seller and Buyer agree to indemnify and hold the other party harmless for any claim, loss or damage arising out of their respective period of ownership of the Contracts and such other terms and conditions as the Seller may agree upon in their reasonable discretion prior to Closing;

         (c) a certified true copy of Seller's Incumbency Certificate or other reasonable proof of Seller's authority and approval by its shareholders and directors to enter into this Agreement and execute and deliver all of the documents contemplated thereby;

         (d) an assignment agreement for the Trademark attached hereto as Exhibit "B";

         (e) such other appropriate instruments of transfer as Buyer may reasonably request in connection with the transfer to Buyer of all of the Property intended to be conveyed to it hereby.

         Section 7.3 Items Delivered by Buyer. At the Closing, Buyer shall duly execute, acknowledge (where appropriate) and deliver to Seller:

         (a) the Purchase Price; and

         (b) the Assignment and Assumption of Contracts, attached hereto as Exhibit "D";

         (c) the Security Agreement, attached hereto as Exhibit "E";

         (d) the Promissory Note, attached hereto as Exhibit "F";

         (e) a UCC financing statement



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         (f) a certified  true copy of Buyer's  Incumbency  Certificate or other reasonable proof of Buyer's authority and approval by its members and/or managers to enter into this Agreement and execute and deliver all of the documents contemplated thereby;

         (g) such other appropriate instruments of purchase as Seller may reasonably request in connection with the purchase by Buyer of all of the Property and the transactions contemplated by this Agreement;

         (h) proration of any applicable taxes, with Seller paying all that have been incurred prior to Closing and Buyer paying all those incurred from Closing going forward.

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

         Section 8.1 Seller Representations and Warranties. As of the Effective Date hereof, Seller represents and warrants as follows to Buyer, each of which shall be true and correct in all material respects as of the Closing Date :

         Section 8.2 Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and (as hereinafter defined) is duly authorized to carry on the business presently conducted by it as Seller. The execution and delivery by Seller of this Agreement and the performance of its obligations hereunder have been duly authorized by any and all necessary corporate action, and upon execution and delivery by Seller, this Agreement shall constitute the legal, valid and binding obligation of Seller enforceable in accordance with its terms.

         (a) The execution, delivery and performance of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree.

         (b) Seller has or will have at Closing, good and marketable title to all of the Property free and clear of all Liens, creditor's claims, encumbrances on title and third-party interests.

         (c) At Closing all of the Property will be in the same reasonable condition and repair as it is in as if the Effective Date hereof except for normal wear and tear.

         (d) To the best of Seller's knowledge, there is no existing outstanding violation or default by Seller under the Contracts and no facts exist which, with notice or the passage of time or both, would constitute such a violation or default by Seller under such documents.

         (e) There is no threatened or pending litigation that directly or indirectly affects or would affect the Property in any way.

         (f) The Seller has previously furnished to the Buyer a copy of the audited Silverman Consultants, Inc. financial statements for 2003. The copies of the foregoing documents provided to Buyer are true and accurate in all material respects.



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         Section 8.3 Buyer's Representations and Warranties. As of the Effective
Date hereof, Buyer represents and warrants as follows to Seller, each of which shall be true and correct in all material respects as of the Closing Date.

         Section 8.4 Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization, and is duly authorized to carry on its business as presently conducted by it. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder have been duly authorized by any and all necessary corporate action, and upon execution and delivery by Buyer, this Agreement shall constitute the legal, valid and binding obligation of Buyer, enforceable in accordance with its terms.

         (a) The execution, delivery and performance of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not violate (with or without the giving of notice or the lapse of time or both), or require any consent, approval, filing or notice under, any provision of any law, rule or regulation, court order, judgment or decree.

         (b) Buyer has not incurred any obligation for a finder, broker or agency fee.

                                   ARTICLE IX

                         ADDITIONAL TERMS AND COVENANTS

         Section 9.1 Condition of Property. Buyer hereby represents and warrants to Seller that it will conduct its own due diligence regarding the Property as provided for in this Agreement, and Buyer understands that except as expressly set forth elsewhere in this Agreement, the Property shall be accepted by Buyer in its "AS IS" condition as of the Effective Date.

         Section 9.2 Further Cooperation After Closing.

         Section 9.3 At the request of either Buyer or Seller at any time after the Closing Date, Buyer and Seller, shall promptly execute or cause to be executed such documents as shall be reasonably required to effectuate the transfer of the Property as contemplated by this Agreement. Such documents may include, without limitation, all those necessary to transfer all interests of any nature held by Seller, in any of the Property. From and after the Effective Date of this Agreement, Seller shall forward to Buyer, within ten (10) days after receipt, copies of all documentation and written communications received by Seller relating to any Buyer Assumed Liabilities, and Buyer shall forward to Seller, within ten (10) days after receipt, copies of all documentation and written communications received by Buyer relating to any Seller Retained Liabilities. (a) Seller agrees to allow Buyer complete and unfettered access and use of the present Silverman Consultants, Inc. offices in Mt. Pleasant, SC for a period of 45 days after the Closing of this Transaction. This access and use is to be free of any charge for rent, utilities, taxes or any other charges or fees.

         Section 9.4 Enforcement of Agreement; Default. If Buyer breaches its covenants and agreements hereunder for any reason other than Seller's default, and Buyer fails to cure such breach within thirty (30) days after written notice thereof, then Buyer shall be in default hereunder, and Seller shall have the



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right to either:  (a) proceed against Buyer to enforce its rights hereunder,  in an action for specific performance, damages or any other remedy available at law or in equity; or (b) elect to terminate this Agreement by sending written notice thereof to Buyer. Buyer acknowledges and agrees that Seller would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by Buyer could not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which Seller may be entitled, at law or in equity, it shall be entitled to enforce any provision of this Agreement by a decree of specific performance and to temporary, preliminary and permanent injunctive relief to prevent the breach or threatened breach of any of the provisions of this Agreement, without posting any bond or other undertaking.

         If Seller breaches its covenants and agreements hereunder for any reason other than Buyer's default, and Seller fails to cure such breach within thirty (30) days after written notice thereof, then Seller shall be in default hereunder, and Buyer shall have the right to either: (a) proceed against Seller to enforce its rights hereunder, in an action for specific performance, damages or any other remedy available at law or in equity; or (b) elect to terminate this Agreement by sending written notice thereof to Seller.

         In the event either party institutes legal proceedings to enforce its rights under this Agreement, the prevailing party in any such proceeding shall be entitled to recover its reasonable attorney fees and court costs from the non-prevailing party.

         Section 9.5 Risk of Loss. Until the purchase of the Property has been consummated on the Closing Date, all risk of loss of, or damage to, or destruction of, the Equipment whether by fire, flood, tornado, hurricane or other casualty, or by the exercise of the power of eminent domain, or otherwise, shall belong to and be borne by the Seller. As soon as reasonably possible after any such damage or destruction, the Seller shall notify the Buyer thereof and give the Buyer an opportunity to inspect the damage or destruction. Seller or Buyer shall then have the right to terminate this Agreement within fifteen (15) days after the date of Seller's notice by sending written notice to the other party.

                                    ARTICLE X

                                 INDEMNIFICATION

         Section 10.1 Indemnification by Buyer. For a period of one year from the Closing and for a maximum amount of $190,000.00 buyer shall defend, indemnify and hold harmless Seller and its officers, directors, employees and agents (the "Seller Indemnity Group") against and from any and all liabilities, claims, damages, judgments, awards and losses including, without limitation, all related legal and other consulting fees, costs and expenses in connection therewith) (collectively referred to herein as "Liabilities") suffered or incurred by the Seller Indemnity Group with respect to (i) any material inaccuracy in, or breach of, or non-fulfillment of, any representation, warranty, agreement or covenant of Buyer under this Agreement (ii) any claim with respect to the Buyer Assumed Liabilities; (iii) any claim arising out of an occurrence on or after the Closing Date in connection with the Buyer's use of the Property or any portion thereof or interest therein; provided, however, as a condition of Buyer's duty to indemnify and hold Seller harmless for any such matter, Seller shall notify Buyer in writing as soon as reasonably possible after Seller receives notice of any such matter, but no later than fifteen (15) days after receipt of such notice.

         Section 10.2 Indemnification by Seller. For a period of one year from the Closing and for a maximum amount of $190,000.00 seller shall defend, indemnify and hold harmless Buyer and its officers, directors, employees and agents (the "Buyer Indemnity Group") against and from any and all Liabilities suffered and incurred by the Buyer Indemnity Group with respect to (i) any material inaccuracy in, or breach of, or non-fulfillment of, any representation, warranty, agreement or covenant of Seller under this Agreement; (ii) any claim with respect to the Seller Retained Liabilities; (iii) any claim arising out of an occurrence before the Closing Date in connection with the Seller's use of the Property or any portion thereof or interest therein; (iv) any claim, impairment or infringement of or against the Trademark; provided, however, as a condition of Seller's duty to indemnify and hold Buyer harmless for any such matter, Buyer shall notify Seller in writing as soon as reasonably possible after Buyer receives notice of any such matter, but no later than fifteen (15) days after receipt of such notice. Seller shall pay for the cost to defend any matter, claim, case, suit, hearing or defense relating to the above or to proactively pursue any infringement regarding the Trademark.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Transactional Expenses. Seller shall pay all conveyance, transfer and intangible taxes and fees imposed by state and local authorities on the transfer of the Property. Buyer shall pay the costs of all Buyer's "due diligence", including legal and accounting fees and Buyer's travel expenses.

         Section 11.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of South Carolina regardless of conflict of laws principles.

         Section 11.3 Time of the Essence. Time is of the essence with respect to this Agreement; provided, however, if any time period or deadline under this Agreement ends on a day other than a Business Day, then the time period shall be extended until the next Business Day. For purposes of this Agreement, the term "Business Day" shall mean Monday through Friday, except holidays recognized by the government of the United States or the State of South Carolina.

         Section 11.4 Survival. All obligations and liabilities under the provisions of this Agreement which have not been fully performed or paid at the Closing, and all terms of this Agreement, shall survive the Closing.

         Section 11.5 Entire Agreement and Modification. This Agreement supercedes all prior agreements and statements whether written or oral, between the parties their agents or employees with respect to its subject matter (including any letter of intent and any confidentiality agreement between Buyer and Seller) and constitutes a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.

         Section 11.6 Severability. If any provision of this Agreement is declared void or unenforceable by a final judicial or administrative order, this Agreement shall continue in full force and effect, except that the void or unenforceable provision shall be deemed deleted and replaced with a provision as similar in terms to such void or unenforceable provision as may be possible and be valid and enforceable.

         Section 11.7 Binding Effect. All covenants, agreements, warranties and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns.

         Section 11.8 Assignment. Provided Buyer is not in default hereunder, Buyer shall have the right to assign this Agreement to any partnership, limited liability company or other entity wholly owned or controlled by Buyer. Buyer may not otherwise assign this Agreement without Seller's approval, which shall not be unreasonably withheld. Upon any such assignment, Buyer shall not be released from any liability hereunder. As a condition of any such assignment of this
Agreement: (a) the assignee shall assume all obligations of Buyer pursuant to his Agreement as if the assignee were the original Buyer in this Agreement and the Buyer and the assignee shall thereafter be jointly and severally liable for the Buyer's obligations pursuant to this Agreement; and (b) the Buyer shall provide Seller with written notice thereof no later within five (5) days after the effective date thereof, but no later than one (1) business day prior to Closing in the case of an assignment within five (5) days prior to Closing .

         Section 11.9 Notices. Except as otherwise provided herein, all notices, demands or other communications required or permitted to be given hereunder shall be in writing, and any and all such items shall be deemed to have been duly given when delivered in person; or as of the third business day after mailing by U.S. mail, certified, return receipt requested, postage prepaid; or as of the immediately following business day after deposit with Federal Express or other similar overnight courier service; or if sent via facsimile transmission to the facsimile number set forth below, on the day transmitted to the addressee if such day is a Business Day (as hereafter defined) and the notice is transmitted prior to 5:00 p.m. Eastern Time, or if transmitted after 5:00 p.m. Eastern Time on a Business Day or, if transmitted on a non-Business Day, such notice via facsimile shall be deemed effective on the next Business Day. All such notices shall be properly addressed as follows or to such other address or facsimile number that a party may hereafter designate by sending written notice thereof pursuant to the terms of this section:

IF TO BUYER:

                  Silverman Group, LLC
                  ____________________
                  ____________________
                  ____________________
                  ____________________

IF TO SELLER:

                  DGSE Companies, Inc.
                  ____________________
                  ____________________
                  ____________________
                  ____________________


         Section 11.10 Headings. The headings of paragraphs and sections of this Agreement are for purposes of convenience and reference and shall not be construed as modifying the paragraphs or sections in which they appear.

         Section 11.11 Waiver. The failure or delay of any party to insist upon compliance of any provision hereof will not operate as and is not to be construed as a waiver or amendment of the provisions or of the right of the aggrieved party to insist upon compliance with such provision or to take remedial steps to recover damages or other relief for non-compliance. Any express waiver of a breach of any provision of this Agreement will not operate and is not to be construed as a waiver of any other or subsequent breach, irrespective of whether occurring under similar or dissimilar circumstances.

         Section 11.12 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall serve as an original for all purposes, but all copies shall constitute but one and the same Agreement, binding on all parties hereto, whether or not each counterpart is executed by all parties hereto, so long as each party hereto has executed one or more counterparts hereof.

         Section 11.13 Interpretation Presumption . The parties agree that each has, by counsel or otherwise, actively participated in the finalization of this Agreement and, in the event of a dispute concerning the interpretation of this Agreement or any paragraph or other portion thereof, each party hereby waives the doctrine that an ambiguity should be interpreted against the party which has drafted the document or the particular portion thereof.

         Section 11.14 Brokers Fee. Buyer and Seller shall indemnify and hold each other harmless and free from any liability or expense including reasonable attorney fees and costs for defense for any claim that either has dealt with a broker or finder who is entitled to a commission.

         IN WITNESS WHEREOF, Seller has caused this Agreement to be executed as of the day and year first above written.

                                              SELLER:
WITNESSES:                                    ------

                                              DGSE Companies, Inc.

____________________________                  By:   ____________________________
                                              Its:  ____________________________
____________________________
                                              Dated:____________________________



WITNESSES:                                    BUYER:
                                              -----

                                              Silverman Group, LLC

____________________________                  By:   ____________________________
                                              Its:  ____________________________
____________________________
                                              Dated:____________________________

                                  Schedule 2.1
                                  Property List



I) Name Listing -All trade and/or corporate names owned by or affiliated with Silverman Consultants, inc. involved in the financial consultation to jewelry or other stores; services of planning and conducting in-store liquidations for others; services of consignment of inventory to augment in-store liquidations of others.

2) FixedAsset Listing- All fixed assets of Silverman Consultants located in Charleston, SC as of July 16, 2004 including but not limited to office equipment, furniture and fixture assets.

3) Intangible Asset Listing - All Silverman Consultant, intangible assets (all assets other than cash, receivables, inventory, fixed assets and names described above) including but not limited to:

         a.       all phone numbers
         b.       all marketing customer/reference lists on hand
         c.       all current customer lead lists
         d.       all current signed contracts/sales
         e.       all sign packages
         f. all legal documents and software files used in sales administration i. sales contract forms-commission, guarantee and bankruptcy sale ii. independent contractor agreement iii. consignment agreement iv. confidentiality agreement v. any other documents pertaining to sale administration
         g. all historical marketing documents including closed deals, vase studies, industry/market research, marketing brochures and any other marketing materials now on hand
         h.       all current market/customer lead lists
         i. a current list of all independent contractors/inventory consignors with address and phone number
         j. a list of all finder fees paid in past 3 years with contact name and phone number
         k. all trade association memberships/accounts (including Jewelers Board of Trade) with present aged balances due to/from Silverman Consultants
         l. all advertising accounts with present aged balances due to/from Silverman Consultants
         m. all advertising software including logos, graphics, past ads, mailing lists, etc.
         n. all exhibition accounts/rights for trade shows and booths including Las Vegas JCK exhibition booth
         o. all website/e-mail addresses and domains associated with Silverman Consultants including ISP providers, webmaster/domain contracts and amounts outstanding
         p. any other asset affected by presently outstanding amounts owed by Silverman Consultants

                                 Schedule 2.1(a)
                                 Excluded Assets


In addition to the assets not otherwise specified in this Agreement, the following assets shall constitute "Excluded Assets":

(i) The corporate seals, certificates of incorporation, minute books, stock books, tax returns, and other records having to do solely with the organization, maintenance and existence of the Company as a corporation;

(ii) Any rights of the Seller under this Agreement or under any other agreement between the Seller and the Buyer entered into on or after the date of this Agreement;

(iii) All claims and rights of the Seller to federal, state and local income tax refunds, refund claims and credits, deductions or other income tax benefits of the Seller;

(iv) Rights in or with respect to the Company's employee benefits plans or any assets, trust accounts or reserves thereof;

(v)      Cash, cash equivalents and banking accounts;

(vi)     All accounts receivable relating to business prior the the Closing;

(vii)    All prepaid expenses of Seller paid prior to the Closing; and

(viii) Any rights to insurance proceeds relating to occurrences prior to the Closing.

                                   Exhibit "A"
                                  Contract List




Insert Current Sales Contracts/Agreements

                                   Exhibit "B"
                              TRADEMARK ASSIGNMENT

                                   EXHIBIT "C"
                                  BILL OF SALE

                                   EXHIBIT "D"
                     ASSIGNMENT AND ASSUMPTION OF CONTRACTS

                                   EXHIBIT "E"
                               SECURITY AGREEMENT

                                   EXHIBIT "F"
                                 PROMISSORY NOTE